Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-147484) of Patient Safety Technologies, Inc., for the registration of 5,950,171 shares of its common stock, of our report dated April 10, 2006, with respect to the consolidated financial statements of Patient Safety Technologies, Inc. as of December 31, 2005 and for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 29, 2008